Exhibit 20.4


                         ANNUAL MEETING OF SHAREHOLDERS

National Policy No. 41 provides shareholders of MDSI Mobile Data Solutions Inc. (the "Company") with the opportunity to elect to have their name added to the supplemental mailing list in order to receive quarterly financial statements of the Company.

If you wish to receive such statements or news releases for the ensuing year, please complete and return this card to the Company.

Date: -----------------------              Check to indicate

Name: -----------------------              |_| Press Releases (via fax or email)

Address: --------------------              |_| Form 10-Q, Quarterly Reports

         -------------------


Fax/Email: -----------------

Signature: -----------------

I  certify that I am a registered shareholder
of a non-registered (beneficial) shareholder               MDSI LOGO
of the Company.                                      10271 Shellbridge Way
                                                     Richmond, British Columbia
                                                     Canada V6X 2W8
                                                     Telephone (604) 207-6000
Note: As the supplemental mailing list will          Facsimile (604) 207-6060
be updated each year, a return card will be          Email ir@mdsi.bc.ca
required annually in order to remain on the list.